Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL
TO TENDER SHARES OF COMMON STOCK
OF
Firsthand Technology Value Fund, Inc.
IN CONNECTION WITH THE
OFFER TO PURCHASE FOR CASH
UP TO $4,000,000 OF SHARES OF COMMON STOCK
AT A PURCHASE PRICE OF NOT LESS THAN $6.00 PER SHARE AND
NOT MORE THAN $8.00 PER SHARE

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON JANUARY 30, 2020, UNLESS THE TENDER OFFER IS EXTENDED OR TERMINATED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH
BELOW WILL NOT CONSTITUTE A VALID DELIVERY.

Mail or deliver this Letter of Transmittal to Computershare Trust Fund, N.A. (the “Depositary” or
“Computershare”) as follows:

By Mail:	By Registered, Certified or Express Mail or Overnight Courier:

Computershare Trust Fund, N.A.	Computershare Trust Fund, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	150 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (if blank, please fill in exactly as name(s) appear(s) on share certificate(s))	Shares Tendered
(Please fill in. Attach separate schedule if needed – See Instruction 3)
	Book Entry Shares			DRP Shares
		Total Number of Book Entry Shares	Number of Shares Tendered	Number of Shares Tendered

Total Shares
*	Need not be completed if Shares are delivered by book-entry transfer by your broker to DTC

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. Deliveries to Firsthand Technology Value Fund, Inc. (“Firsthand” or the “Fund”), Mr. Kevin Landis, the Chairman of the Board of Directors and Chief Executive Officer of the Fund (“Mr. Landis, together with the Fund, the “Offerors”), Georgeson LLC, the information agent for the Offer to Purchase (the “Information Agent”) or to The Depository Trust Fund (“DTC,” which is hereinafter referred to as the “Book-Entry Transfer Facility”) will not be forwarded to the Depositary and therefore will not constitute valid delivery to the Depositary. All of the instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

You should use this Letter of Transmittal if you are causing the shares to be delivered by book-entry transfer to the Depositary’s account at the Book-Entry Transfer Facility pursuant to the procedures set forth in Section 2(C) of the Offer to Purchase.

Please note the following:

1.	If you want to participate in the tender offer and wish to maximize the chance of having the Offerors accept for payment shares you are tendering, you should check the box marked “Shares Tendered at Price Determined Pursuant to the Tender Offer” below and complete the other portions of this Letter of Transmittal as appropriate. If you agree to accept the Purchase Price determined by the Offerors in accordance with the terms of the tender offer, your shares will be deemed to be tendered at the minimum price of $6.00 per share. YOU SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $6.00 PER SHARE.
2.	If you wish to select a specific price at which you will be tendering your shares, you should select one of the boxes in the section captioned “Shares Tendered At Price Determined By Stockholder” below and complete the other portions of this Letter of Transmittal as appropriate.
3.	If you desire to tender shares in the tender offer, but you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or cannot comply with the procedures for book-entry transfer on a timely basis, you will not be able to tender your shares.

Additional Information if Shares Have Been Lost, Stolen, Destroyed or Mutilated or Are Being Delivered By Book-Entry Transfer.

☐	Check here if tendered shares are being delivered by book-entry transfer made to an account maintained by the Depositary with the Book-Entry Transfer Facility and complete the following (only financial institutions that are participants in the system of any Book-Entry Transfer Facility may deliver shares by book-entry transfer):

Name(s) of Tendering Institution(s)

Account No.

Transaction Code No.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 3)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER,” the undersigned tenders shares at the price checked. This action could result in none of the shares tendered hereby being purchased if the Purchase Price determined by the Offerors in accordance with the terms of the tender offer is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH TENDER. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $6.00	☐ $6.10	☐ $6.20	☐ $6.30	☐ $6.40
☐ $6.50	☐ $6.60	☐ $6.70	☐ $6.80	☐ $6.90
☐ $7.00	☐ $7.10	☐ $7.20	☐ $7.30	☐ $7.40
☐ $7.50	☐ $7.60	☐ $7.70	☐ $7.80	☐ $7.90
☐ $8.00

–OR–

(2)	SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER (SEE INSTRUCTION 3)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER,” the undersigned tenders shares at the Purchase Price, as shall be determined by the Offerors in accordance with the terms of the tender offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $6.00 per share.

☐	The undersigned wants to maximize the chance of having the Offerors purchase shares the undersigned is tendering (subject to the proration and priority provisions of the tender offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Offerors in accordance with the terms of the tender offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $6.00 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 6, 7 and 8)

To be completed ONLY if the check for the Purchase Price of shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) are to be issued in the name of someone other than the undersigned or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by credit to an account at the Book-Entry Transfer Facility other than that designated above.

Issue	☐ Check to:

☐ Share(s) to:

Name(s)
(Please Print)

Address(es)

(Taxpayer Identification No(s).)

 ☐ Credit shares delivered by book-entry transfer and not purchased to the account set forth below:

Account Number:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, 5 and 6)

To be completed ONLY if the check for the Purchase Price of shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Deliver	☐ Check to:

☐ Share(s) to:

Name(s)
(Please Print)

Address(es)

SIGN HERE
(Please Complete and Return the Attached Form W-9 below or an applicable Form W-8)

Signature(s) of Owner(s)
Name(s):

(Please Print)

Capacity (full title):
Address:

(Tax Identification or Social Security Number)
(See Form W-9 Included Herewith)

Daytime Area Code and Telephone Number:

Dated:

(If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.)

Guarantee of Signature(s), if required
(See Instructions 1 and 4)

Name:

(Please Print)

Title:
Name of Firm:
Authorized Signature:
Address:
Area Code and Telephone Number:
Dated:

Ladies and Gentlemen:

The undersigned hereby tenders to Firsthand Technology Value Fund, Inc., a Maryland corporation (“Firsthand” or the “Fund”), and Mr. Kevin Landis, the Chairman of the Board of Directors and Chief Executive Officer of the Fund (“Mr. Landis, together with the Fund, the “Offerors”), the above-described shares of common stock, $0.001 par value per share (the “shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 17, 2019 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), receipt of which is hereby acknowledged, (which collectively with this Letter of Transmittal, as amended or supplemented from time to time, constitute the “tender offer”). The Offerors also expressly reserves the right, in their sole discretion, to accept for purchase at the Purchase Price pursuant to the tender offer up to an additional 2% of our outstanding shares without extending the Expiration Date.

Subject to, and effective upon, acceptance for payment of and payment for the shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Offerors all right, title and interest in and to all the shares that are being tendered hereby and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(1)	transfer ownership of such shares on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Offerors;
(2)	present such shares for transfer and cancellation on the books of the Offerors; and
(3)	receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the tender offer.

The undersigned understands, upon the terms and subject to the conditions of the tender offer, the Offerors will determine a single per share purchase price (the “Purchase Price”), not less than $6.00 and not greater than $8.00 per share, that will allow it to purchase that number of shares having an aggregate purchase price of  $4 million, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the tender offer. The undersigned understands that the Offerors will select the lowest Purchase Price (in increments of  $0.10) within the price range specified above that will allow the Offerors to purchase that number of shares having an aggregate purchase price of $4 million, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the tender offer, at a price not less than $6.00 and not greater than $8.00 per share in the tender offer, subject to its right to increase the total number of shares purchased to the extent permitted by law and regulation. The undersigned understands that all shares properly tendered at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the tender offer, including its proration provisions. The Offerors will return at its expense all other shares, including shares tendered at prices greater than the Purchase Price and not properly withdrawn and shares not purchased because of proration tenders, promptly following the Expiration Date.

The undersigned hereby represents and warrants that the undersigned:

(1)	has a net long position in shares at least equal to the number of shares being tendered;
(2)	has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for payment by the Offerors, the Offerors will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and
(3)	will, upon request, execute and deliver all additional documents deemed by the Depositary or the Offerors to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Offerors upon the terms and subject to the conditions of the tender offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The undersigned acknowledges that under no circumstances will the Offerors pay interest on the Purchase Price.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Offerors may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered.

Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the Purchase Price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld), and return any shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above. Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the Purchase Price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the Purchase Price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and return any shares not tendered or not purchased in the name(s) of, and mail said check to, the person(s) so indicated.

The undersigned recognizes that the Offerors have no obligation, pursuant to the “Special Payment Instructions,” to transfer any shares from the name of the registered holder(s) thereof, if the Offerors do not accept for payment any of the shares so tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Tender Offer

1.	Guarantee of Signatures.

Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the shares tendered herewith and such holder(s) have not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on this Letter of Transmittal or (b) if such shares are tendered for the account of an Eligible Institution. See Instruction 6.

2.	Delivery of Letter of Transmittal and Shares.

In order for you to properly tender shares or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, as well as a properly completed and duly executed Letter of Transmittal or an Agent’s Message in connection with book-entry transfer and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase).

Agent’s Message. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an acknowledgment from the participant in the Book-Entry Transfer Facility tendering the shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and the Offerors may enforce such agreement against them.

The method of delivery of all documents is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

3.	Indication of Price at Which Shares are Being Tendered.

For shares to be properly tendered, the stockholder MUST either (1) check the box indicating the price per share at which such stockholder is tendering shares under the section captioned “Shares Tendered at Price Determined by Stockholder” or (2) check the box in the section captioned “Shares Tendered at Price Determined Pursuant to the Tender Offer” in order to maximize the chance of having the Offerors purchase the shares tendered (subject to the proration and priority provisions). For purposes of determining the Purchase Price, shares that are tendered by stockholders agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $6.00 per share. Selecting option (1) could result in none of the stockholder’s tendered shares being purchased if the Purchase Price for the shares turns out to be less than the price selected by the stockholder. Selecting option (2) may lower the Purchase Price paid for shares in the tender offer and could result in the stockholder receiving the minimum price of $6.00 per share. Only one box under (1) or (2) may be checked. If more than one box is checked, or if no box is checked, there is no proper tender of shares. A stockholder wishing to tender portions of such stockholder’s share holdings at different prices must complete a separate Letter of Transmittal for each price at which such stockholder wishes to tender each such portion of such stockholder’s shares. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

4.	Signatures on Letter of Transmittal; Stock Powers and Endorsements.
(a)	Exact Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written herein.
(b)	Joint Holders. If any of the shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

(c)	Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no separate stock powers are required unless payment of the Purchase Price is to be made, or shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s).

If this Letter of Transmittal or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

5.	Stock Transfer Taxes.

Except as provided in this Instruction 5, the Offerors will pay any stock transfer taxes with respect to the sale and transfer of any shares to it or its order pursuant to the tender offer. If, however, payment of the Purchase Price is to be made to, or shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or tendered shares are registered in the name of a person other than the name of the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the Purchase Price by the Depositary, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

6.	Special Payment and Delivery Instructions.

If the check for the Purchase Price of any shares purchased is to be issued and any shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check for shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Delivery Instructions” and/or “Special Payment Instructions” on this Letter of Transmittal should be completed. Transfer taxes may apply if either the box captioned “Special Delivery Instructions” or “Special Payment Instructions” on this Letter of Transmittal is completed. See Instruction 5.

7.	Withholding on Gross Proceeds.

Under U.S. federal income tax laws, the Depositary may be required to withhold a portion of the amount of any payments made to certain stockholders pursuant to the tender offer. In order to avoid such backup withholding, each tendering stockholder or payee that is a United States person (for U.S. federal income tax purposes), must provide the Depository with such stockholder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such stockholder or payee is not subject to such backup withholding by completing the attached Form W-9. Certain stockholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements. A tendering stockholder who is a foreign individual or a foreign entity should complete, sign, and submit to the Depositary the appropriate Form W-8. A Form W-8 may be obtained from the Depositary or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov. Failure to complete the Form W-9 or the appropriate Form W-8 will not, by itself, cause shares to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments made of the Purchase Price pursuant to the Offer to Purchase.

As described in Sections 2 and 14 of the Offer to Purchase, an applicable withholding agent, including the Depositary, may withhold U.S. federal income tax on the gross proceeds payable to certain stockholders who are foreign individuals or foreign entities pursuant to the Offer to Purchase at a rate of 30% unless the stockholder provides the withholding agent with a validly completed and executed Form W-8ECI (with respect to amounts effectively connected with the conduct of a trade or business within the United States) or Form W-8BEN or Form W-8BEN-E (with respect to income tax treaty benefits) claiming an exemption from withholding because the gross proceeds are effectively connected with the stockholder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, the gross proceeds are attributable to a United States permanent establishment maintained by such stockholder) or a reduced rate of withholding pursuant to an applicable income tax treaty, respectively. Such Form W-8ECI, W-8BEN, or W-8BEN-E may be obtained from the Depositary or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov.

8.	Irregularities.

The Offerors will determine all questions as to Purchase Price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares. The Offerors reserve the right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Offerors’ counsel, be unlawful. The Offerors also reserve the right to waive any defect or irregularity in the tender of any particular shares. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. None of the Offerors, the Depositary or the Information Agent (as the foregoing are defined in the Offer to Purchase) or any other person is or will be under any duty to give notification of any defect or irregularity in tenders, and none of them will incur any liability for failure to give any such notice.

9.	Requests for Assistance or Additional Copies.

Questions and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal should be directed to the Information Agent at its address and telephone numbers set forth below.

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page 2

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting,* later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code,* later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships,* earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code,* later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester,* later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code,* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.